Exhibit 24(16)

OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.
TOTAL RETURN CALCULATIONS (CLASS A) THROUGH 11/30/94:

          DIVIDENDS &
          DISTRIBUTIONS  REINVESTMENT      SHARES      INVESTMENT
DATE      PER SHARE      NAV PER SHARE      82.988     $1,000.00
06/29/90      0.1180          10.46         83.924
01/14/91      0.0080          10.05         83.991
12/18/92      0.8110          11.63         89.848
12/31/92      0.0920          11.45         90.570
08/13/93      0.1160          13.53         91.347
12/13/93      0.4935          13.61         94.659

RETURNS FROM COMMENCEMENT OF OPERATIONS (7/2/90) THROUGH 11/30/94:

VALUE AT 11/30/94 = N.A.V. ON 11/30/94 ($14.16) *
SHARES (94.659)                                              $1,340.37

TOTAL RETURN AT N.A.V. ($1,340.37/$1,000)-1                     34.04%

AVERAGE ANNUAL RETURN AT N.A.V.                                  6.85%

TOTAL RETURN ASSUMING MAXIMUM SALES CHARGE
($1,340.37/($1,000/.9425))-1                                    26.33%

AVERAGE ANNUAL RETURN ASSUMING MAXIMUM SALES CHARGE              5.43%

RETURNS FOR THE FISCAL YEAR ENDED 11/30/94:

VALUE AT 11/30/94 = N.A.V. ON 11/30/94 ($14.16)
 * SHARES (94.659)/N.A.V. ON 11/30/93 ($13.54)
 * SHARES (91.347)*1000                                      $1,083.71

TOTAL RETURN AT N.A.V. ($1,083.71/$1,000)-1                      8.37%

AVERAGE ANNUAL RETURN AT N.A.V.                                  8.37%

TOTAL RETURN ASSUMING MAXIMUM SALES CHARGE
($1,083.71/($1,000/.9425))-1                                     2.14%

AVERAGE ANNUAL RETURN ASSUMING MAXIMUM SALES CHARGE              2.14%

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OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.
TOTAL RETURN CALCULATIONS (CLASS B) THROUGH 11/30/94:

          DIVIDENDS &
          DISTRIBUTIONS  REINVESTMENT      SHARES      INVESTMENT
DATE      PER SHARE      NAV PER SHARE      72.727     $1,000.00
12/13/93      0.4935          13.60         75.366

RETURNS FROM COMMENCEMENT OF OPERATIONS (9/1/93) THROUGH 11/30/94:

VALUE AT 11/30/94 = N.A.V. ON 11/30/94 ($14.07) *
SHARES (75.366)                                              $1,060.40

TOTAL RETURN AT N.A.V. ($1,060.40/$1,000)-1                      6.04%

AVERAGE ANNUAL RETURN AT N.A.V.                                  4.82%

TOTAL RETURN ASSUMING MAXIMUM SALES CHARGE
($1,060.40-($1,000*.04))/$1.000-1                                2.04%

AVERAGE ANNUAL RETURN ASSUMING MAXIMUM SALES CHARGE              1.63%

RETURNS FOR THE FISCAL YEAR ENDED 11/30/94:

VALUE AT 11/30/94 = N.A.V. ON 11/30/94 ($14.07)
 * SHARES (75.366)/N.A.V. ON 11/30/93 ($13.52)
 * SHARES (72.727)*1000                                      $1,078.44

TOTAL RETURN AT N.A.V. ($1,078.44/$1,000)-1                      7.84%

AVERAGE ANNUAL RETURN AT N.A.V.                                  7.84%

TOTAL RETURN ASSUMING MAXIMUM SALES CHARGE
($1,078.44-($1,000*.05)/($1,000)-1                               2.84%

AVERAGE ANNUAL RETURN ASSUMING MAXIMUM SALES CHARGE              2.84%


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OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.
TOTAL RETURN CALCULATIONS (CLASS C) THROUGH 11/30/94:

          DIVIDENDS &
          DISTRIBUTIONS  REINVESTMENT      SHARES      INVESTMENT
DATE      PER SHARE      NAV PER SHARE      72.727     $1,000.00
12/13/93      0.4935          13.60         75.366

RETURNS FROM COMMENCEMENT OF OPERATIONS (9/1/93) THROUGH 11/30/94:

VALUE AT 11/30/94 = N.A.V. ON 11/30/94 ($14.06) *
SHARES (75.366)                                              $1,059.65

TOTAL RETURN AT N.A.V. ($1,059.65/$1,000)-1                      5.96%

AVERAGE ANNUAL RETURN AT N.A.V.                                  4.76%

TOTAL RETURN ASSUMING MAXIMUM SALES CHARGE
($1,059.65/$1,000)-1                                             5.96%

AVERAGE ANNUAL RETURN ASSUMING MAXIMUM SALES CHARGE              4.76%

RETURNS FOR THE FISCAL YEAR ENDED 11/30/94:

VALUE AT 11/30/94 = N.A.V. ON 11/30/94 ($14.06)
 * SHARES (75.366)/N.A.V. ON 11/30/93 ($13.52)
 * SHARES (72.727)*1000                                      $1,077.68

TOTAL RETURN AT N.A.V. ($1,077.68/$1,000)-1                      7.77%

AVERAGE ANNUAL RETURN AT N.A.V.                                  7.77%

TOTAL RETURN ASSUMING MAXIMUM SALES CHARGE
(($1,077.68-($1,000*.01))/$1,000)-1                              6.77%

AVERAGE ANNUAL RETURN ASSUMING MAXIMUM SALES CHARGE              6.77%